KBW, Inc.

FOR IMMEDIATE RELEASE Investor Contact: Alan Oshiki KBW Investor Relations (866) 529-2339 Media Contact: Neil Shapiro Intermarket Communications (212) 754-5423

KBW, INC. ANNOUNCES THIRD QUARTER AND NINE MONTH RESULTS FOR 2006

New York, NY - December 5, 2006 – KBW, Inc. (NYSE: KBW) today announced financial results for the quarter and nine months ended September 30, 2006.

Highlights for the third quarter ended September 30, 2006 include the following:

·	Total revenues increased 19.5% to $93.2 million compared to $78.0 million for the third quarter of 2005.

·	Investment banking revenues were up 27.0% to $49.2 million compared to $38.7 million for the third quarter of 2005.

·	Commission revenue was up 5.7% to $25.5 million compared to $24.1 million for the third quarter of 2005.

·	Interest and dividend income were up 125.8% to $7.6 million compared to $3.4 million for the third quarter of 2005.

·	Income before income taxes increased 101.5% to $14.6 million compared to $7.3 million for the third quarter of 2005.

·	The effective tax rate declined to 36.4% from 45.6% for the third quarter of 2005 as a result of an adjustment to the 2005 state tax accrual based on the completed 2005 state tax returns filed in the third quarter 2006

·	Net earnings were up 135.3% to $9.3 million compared to $4.0 million for the third quarter of 2005. Basic and diluted earnings per share (giving effect to a 43:1 stock split completed immediately prior to the Company’s initial public offering on November 8, 2006) were up 150.0 % to $0.35 compared to $0.14 for the third quarter of 2005.

Highlights for the nine months ended September 30, 2006 include the following:

·	Total revenues increased 32.1 % to $286.4 million compared to $216.7 million for the nine months ended September 30, 2005.

·	Investment banking revenues were up 30.2% to $142.8 million compared to $109.7 million for the nine months ended September 30, 2005.

·	Commission revenue was up 23.8% to $86.0 million compared to $69.5 million for the nine months ended September 30, 2005.

·	Income before income taxes increased 165.9% to $48.1 million compared to $18.1 million for the nine months ended September 30, 2005.

·	The effective tax rate declined to 42.0% from 44.3% for the nine months ended September 30, 2005 as a result of an adjustment to the 2005 state tax provision based on the completed 2005 state tax returns filed in the third quarter 2006.

·	Net earnings were up 176.6% to $27.9 million compared to $10.1 million for the nine months ended September 30, 2005.

·	Basic and diluted earnings per share (giving effect to a 43:1 stock split completed immediately prior to the Company’s initial public offering on November 8, 2006) were up approximately 171.1% to $1.03 compared to $0.38 for the nine months ended September 30, 2005.

“We are extremely pleased to issue our first quarterly report since becoming a public company,” said John G. Duffy, Chairman and Chief Executive Officer of KBW. “Our focus on the financial services industry is producing solid results, with significant year to date gains in investment banking and commissions. We believe there are additional growth opportunities in investment banking domestically in the US and in Europe as our newly-constituted team in London participates in transactions for European issuers in both developed and emerging markets."

“Since mid-2004 our European equity sales, trading and research has gained significant traction, reaching our run rate expectations in the latter part of 2005 and continuing to grow at double digit rates during the first nine months of 2006 as we continued to open new accounts,” Mr. Duffy said. “We believe the growth in commission revenue in the third quarter of 2006 compared to the same period last year to be a more sustainable rate as we continue to build out our European equity platform.”

“Looking forward, we see opportunities to grow our business, both domestically and in Europe, by leveraging our competitive strengths and by maintaining our commitment to our investment banking clients and investor customers. We believe our entrepreneurial and resilient corporate culture, with its unwavering focus on meeting client needs, will be a critically important driver of our future success as an investor-owned company.”

KBW expects to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 with the U.S. Securities and Exchange Commission on or about December 15, 2006.

About KBW

KBW, Inc. through its subsidiaries Keefe, Bruyette & Woods, Inc., Keefe, Bruyette & Woods Limited and KBW Asset Management, is a full service investment bank specializing in the financial services industry.

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Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. In some cases, you can identify these statements by words such as “may”, “might”, “will”, “should”, “expect”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, or “continue”, the negative of these terms and other comparable terminology. Such forward-looking statements, which are based on various underlying assumptions and expectations and are subject to risks, uncertainties and other unknown factors, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events, and there are or may be important factors that could cause our actual results to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. These factors include, but are not limited to, those discussed under the caption “Risk Factors” in our Registration Statement on Form S-1 (File No. 333-136509), which is available at the Securities and Exchange Commission website at www.sec.gov. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

KBW, INC. AND SUBSIDIARIES
Consolidated Statements of Income
Three and Nine Months ended September 30, 2006 and 2005
(unaudited)
(Dollars in thousands, except per share data)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Revenues:
Investment banking..............................................................................................	$ 49,204	$ 38,742	$142,833	$109,674
Commissions..........................................................................................................	25,479	24,094	86,039	69,507
Principal transactions, net....................................................................................	6,670	7,359	24,693	19,329
Net gain on investments.......................................................................................	2,897	1,787	10,615	2,156
Interest and dividend income...............................................................................	7,595	3,363	19,323	11,745
Investment advisory fees.....................................................................................	508	358	1,293	1,089
Other........................................................................................................................	859	2,268	1,561	3,220

Total revenues	93,212	77,971	286,357	216,720

Expenses:
Compensation and benefits..................................................................................	54,118	48,284	166,847	133,367
Occupancy and equipment...................................................................................	4,528	4,385	13,047	12,597
Communications and data processing................................................................	5,113	4,685	14,387	14,170
Brokerage and clearance.......................................................................................	3,976	4,016	14,993	12,532
Interest.....................................................................................................................	3,014	1,331	8,278	5,027
Other.........................................................................................................................	7,822	8,003	20,739	20,953

Total expenses...................................................................................................	78,571	70,704	238,291	198,646

Income before income tax expense.................................................................	14,641	7,267	48,066	18,074
Income tax expense....................................................................................................	5,331	3,311	20,206	8,002

Net income available to mandatorily redeemable common
stockholders............................................................................................................	$ 9,310	$ 3,956	$ 27,860	$ 10,072

Net income available to mandatorily redeemable common
stockholders per share:
Basic(a).....................................................................................................................	$ 0.35	$ 0.14	$ 1.03	$ 0.38
Diluted(a).................................................................................................................	$ 0.35	$ 0.14	$ 1.03	$ 0.38

Weighted average number of common shares outstanding:
Basic(a)....................................................................................................................	26,749,483	27,748,158	27,013,417	26,718,953
Diluted(a).................................................................................................................	26,749,483	27,753,877	27,013,417	26,741,442

(a) Share information has been restated to retroactively reflect a 43:1 stock split effected as a stock dividend on November 1, 2006.